                                                                    EXHIBIT 3.19

                            ARTICLES OF INCORPORATION
                                       of
                             KING LOUIE LENEXA, INC.

         The undersigned, incorporator, hereby forms and establishes a corporation for profit under the laws of the State of Kansas.

                                   ARTICLE ONE

         The name of the corporation is KING LOUIE LENEXA, INC.

                                   ARTICLE TWO

         The address of the corporation's initial registered office in this state is 4400 West 109th Street, Suite 105, Overland Park, Johnson County, Kansas 66211, and the name of its initial registered agent at such address is William Stivers.

                                  ARTICLE THREE

         The corporation shall have authority to issue Thirty Thousand (30,000) shares of common stock having a par value of One Dollar ($1.00) per share, aggregating Thirty Thousand Dollars ($30,000.00).

         There shall be no preferences, qualifications, limitations, restrictions, or special or relative rights, including convertible rights, in respect of the shares herein authorized.

                                  ARTICLE FOUR

         The name and mailing address of the incorporator is as follows:

      Name                              Street                                  City
      ----                              ------                                  ----
Richard H. Hertel                       9401 Indian Creek Parkway               Overland Park, Kansas 66210
                                        Suite 500

                                  ARTICLE FIVE

         The names and mailing addresses of the persons who are to serve as directors until the first annual meeting of the stockholders or until their successors are elected and qualify are:

         Robert V. Palan                      4400 West 109th Street, Ste. 105
                                              Overland Park, KS  66212

         Richard Stern                        2675 Paces Ferry Road, Ste. 300
                                              Atlanta, GA  30339

         Scott Stern                          2675 Paces Ferry Road, Ste. 300
                                              Atlanta, GA  30339

         Thereafter, the number of directors to constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws of the corporation. If the number of directors shall be increased in the manner set forth in the Bylaws, such increase shall be deemed to create vacancies in the Board, to be filled in the manner provided in the Bylaws. Any director or any officer elected or appointed by the stockholders or by the Board of Directors may be removed at any time, in such manner as shall be provided in the Bylaws.

                                   ARTICLE SIX

         The corporation is organized for profit, and the nature of its business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the Kansas General Corporation Code.

                                  ARTICLE SEVEN

         Except as otherwise specifically provided by statute or the Bylaws, all powers of management and direct control of the corporation shall be vested in the Board of Directors, and the Board of Directors shall have power to exercise all the powers of the corporation without any action of or by the stockholders.

The Board of Directors shall have concurrent power with the shareholders to make, and from time to time repeal, amend and alter, the Bylaws of the corporation, subject to such restrictions upon the exercise of such power as may be imposed by statute or the stockholders in any Bylaws adopted by them from time to time.

                                  ARTICLE EIGHT

         A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the provisions of K.S.A. 17-6424 and amendments thereto, or (iv) for any transaction from which the director derived an improper personal benefit.

         IN WITNESS WHEREOF, these Articles of Incorporation have been signed this 24th day of February, 1989.

                                                     /s/ Richard H. Hertel
                                                     --------------------------
                                                     Richard H. Hertel

STATE OF KANSAS    )
                   )  ss.
COUNTY OF JOHNSON  )

         On this 24th day of February, 1989, before me personally appeared Richard H. Hertel, to me known to be the person described in and who executed the foregoing instrument and acknowledged that he executed the same as his own free act and deed.

         IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my notarial seal the day and year last above mentioned.


                                                 /s/ Donna L. Shell
                                                 -----------------------------
                                                 Notary Public

My Appointment Expires:

                     CHANGE OF LOCATION OF REGISTERED OFFICE

                                     AND/OR

                            CHANGE OF RESIDENT AGENT

         We,     Beverly W. Armstrong     , President and     H.D. Shepherd, Jr.
            ------------------------------                ----------------------
Secretary of       KING LOUIE LENEXA, INC.         , a corporation organized
             -------------------------------------
and existing under and by virtue of the laws of the state of       Kansas      ,
                                                            -------------------
do hereby certify that at a meeting of the board of directors of said corporation the following resolution was duly adopted:

         Be it resolved that the Registered Office in the state of Kansas of said corporation be changed to c/o THE CORPORATION COMPANY, INC., 515 So. Kansas Avenue, Topeka, Shawnee, Kansas 66603.

         Be it further resolved that the Resident Agent of said corporation in the state of Kansas be changed to

                            THE CORPORATION COMPANY,
- -------------------------------------------------------------------------------

         The President and Secretary are hereby authorized to file and record the same in the manner as required by law.

                                              /s/ Beverly W. Armstrong
                                              ---------------------------------
                                              Beverly W. Armstrong

                                              /s/ H.D. Shepherd, Jr.
                                              ---------------------------------
                                              H.D. Shepherd, Jr.

State of        Virginia  }
                          } ss.
City of        Richmond   }

         Before me, a Notary Public, came   Beverly W. Armstrong  President, and
                                          -----------------------
H.D.Shepherd, Jr.       Secretary, of the above-named corporation, who are
- ------------------------
known to me to be the persons who executed the foregoing certificate in their official capacities and duly acknowledged the execution of the same this 27th
                                                                        -------
day of            April          , 1990.
       --------------------------    --                 -----------------------
                                                                  Notary Public

     My commission or appointment expires           July 8          , 1991.
                                          --------------------------    --

                      PLEASE SUBMIT THIS FORM IN DUPLICATE,
                            WITH $20 FILING FEE, TO:

                              Secretary of State
                              2nd Floor, State Capitol
                              Topeka, KS 6612-1594
                             (913) 296-2236

             Office of the Secretary of State/Corporations Division

                          CERTIFICATE OF REINSTATEMENT

We,     Beverly W. Armstrong       ,and      Kevin A. Moss      being the last
   --------------------------------     ------------------------
acting President or Vice President and Secretary or Assistant
Secretary of   KING LOUIE LENEXA, INC.   , file in behalf of said corporation
             ----------------------------
this certificate for REINSTATEMENT, RENEWAL, REVIVAL, RESTORATION AND EXTENSION of its corporate existence or authority to engage in business in the state of Kansas and certify the following:

(A) Correct name of the corporation is:
                                       ----------------------------------

                             KING LOUIE LENEXA, INC.
    ---------------------------------------------------------------------

    ---------------------------------------------------------------------

(B) Location of the corporate registered office in the state of Kansas is:

                                8788 Metcalf
    ---------------------------------------------------------------------
                             Street and Number
    ---------------------------------------------------------------------
                               Overland Park
    ---------------------------------------------------------------------
                                    City
         Johnson                                                66212
    ---------------------------------------------------------------------
         County                                                Zip Code


         and the name of the resident agent in charge thereof at such address is:

                                    Martha Bredehoeft
     --------------------------------------------------------------------
(C)        Corporation was duly organized under the laws of the
           state of:                Kansas
                    --------------------------------------

(D) Corporate existence or authority to engage in business in the state of Kansas: (Select One)

                  Has been forfeited for failure to timely file annual report(s)
         ------
                  and pay its annual fee.

                  Has expired or will expire, by reason of time, on the
         ------                                                         -------
                  day of                 , 19    , and said corporate existence,
                         ----------------    ----
                  or authority to engage in business, is hereby extended

                  ------------------------------------------------------
                  State whether extended perpetually or to a given date

         This certificate is filed by authority of duly elected directors or members of the governing body of the corporation in compliance with the provisions of the Kansas Corporation Code.

                                            In testimony whereof, we have
                                            hereunto set our hands this 15th
                                                                       ------
                                            day of April                 , 1992
                                                  -----------------------    --
State of         Virginia           }
                                    } ss.
                                          -------------------------------------
City of           Richmond          }          President or Vice President
                                          -------------------------------------
The foregoing instrument was                   Secretary or Assistant Secretary
acknowledged before me this
15th   day of   April    , 1992.
- -------      ------------    --

- ------------------------------
Notary Public


My appointment or commission expires       December 31     , 1993.
                                     ----------------------    --

  Submit document in duplicate with $20 filing fee to: Bill Graves, Secretary of State, 2nd Floor, State Capitol, Topeka, KS 66612-1594, (913) 296-4564.